Execution Version 4935-6574-7366 v.7 EMPLOYMENT AGREEMENT This Employment Agreement (this “Agreement”) is entered into by and among EagleBank, a Maryland chartered commercial bank (the “Bank”) and Eagle Bancorp, Inc., a Maryland corporation, publicly traded as a bank holding company (“Bancorp” and together with the Bank, “Eagle”), and Stephen R. Curley (“you” or “Executive”) as of May 7, 2026 and sets forth the terms and conditions of your employment with Eagle. 1. Employment. The Bank and Bancorp agree to employ you, and you agree to be employed, as President and Chief Executive Officer of the Bank and Bancorp, subject to the terms and provisions of this Agreement. 2. Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below: 2.1 “Affiliate” means, with respect to any Entity, any Entity directly or indirectly controlling, controlled by or under common control with such Entity. 2.2 “Bancorp” is defined above. If Bancorp is merged into any other Entity, or transfers substantially all of its business operations or assets to another Entity, the term “Bancorp” shall be deemed to include such successor Entity, including for purposes of applying Section 8 of this Agreement. 2.3 “Bancorp Board” means the Board of Directors of Bancorp. 2.4 “Bank” is defined above. If the Bank is merged into any other Entity, or transfers substantially all of its business operations or assets to another Entity, the term “Bank” shall be deemed to include such successor Entity, including for purposes of applying Section 8 of this Agreement. 2.5 “Bank Entities” means and includes any of the Bank, Bancorp and their Affiliates. 2.6 “Bank Regulatory Agency” means any governmental authority, regulatory agency, ministry, department, statutory corporation, central bank or other body of the United States or of any other country or of any state or other political subdivision of any of them having jurisdiction over any of the Bank Entities or any transaction contemplated, undertaken or proposed to be undertaken by a Bank Entity, including, but not necessarily limited to: (a) the Federal Deposit Insurance Corporation or any other federal or state depository insurance organization or fund; (b) the Federal Reserve System, the Maryland Division of Financial Institutions, or any other federal or state bank regulatory or commissioner’s office; (c) the Securities and Exchange Commission or any other federal or state securities regulator;

-2- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 (d) any Person established, organized, owned (in whole or in part) or controlled by any of the foregoing; and (e) any predecessor, successor or assignee of any of the foregoing. 2.7 “Code” means the Internal Revenue Code of 1986, as amended. 2.8 “Compensation Committee” means the compensation committee of the Bancorp Board. 2.9 “Competitive Products or Services” means, as of any time during the Term, those products or services of the type that any of the Bank Entities is providing, or is actively preparing to provide, to its customers. 2.10 “Disability” means a mental or physical condition which renders Executive, with or without reasonable accommodation, unable or incompetent to carry out the essential functions of the position which has existed for at least three (3) months and which in the opinion of a physician mutually agreed upon by Eagle and Executive (provided that neither party shall unreasonably withhold such agreement) is reasonably expected to be permanent or to last for an indefinite duration or a duration in excess of nine (9) months. 2.11 “Entity” means any partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association. 2.12 “Healthcare Coverage” means coverage for Executive and Executive’s dependents under Eagle’s medical, dental and vision plans, based on the applicable plans and Executive’s coverage elections in effect immediately prior to the Termination Date. 2.13 “Person” means any individual or Entity. 2.14 “Section 409A” means Section 409A of the Code and the regulations and administrative guidance promulgated thereunder. 2.15 “Term” means the period commencing on the Start Date and continuing for a period of two (2) years following the Start Date (the “Initial Period”). Commencing on the first anniversary of the Start Date, and continuing on each anniversary thereafter (each a “Renewal Date”) thereafter, the Term shall automatically extend for one additional year such that the remaining Term shall be two (2) years from the immediately preceding Renewal Date; unless either party notifies the other party of nonrenewal at least one hundred twenty (120) days prior to the end of the Initial Period or a Renewal Date. In the event that a Notice of Non-Renewal is given by either the Bancorp Board or Executive, this Agreement will terminate as of the last day of the then current Term. For the avoidance of doubt, any extension to the Term will become the “Term” for purposes of this Agreement. Notwithstanding the foregoing, in the event that Eagle has entered into an agreement to effect a transaction which would be considered a Change in Control, then the term of this Agreement shall be extended and shall terminate twelve (12) months following the date on which the Change in Control occurs.

-3- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 2.16 “Termination Date” means the date upon which Executive ceases to provide services to the Bank and Bancorp hereunder. Other terms are defined throughout this Agreement and have the meanings so given them. 3. Term; Position. 3.1 Position. You will serve in the position(s) set forth in Section 1 during the Term. During the Term (as set forth below), Executive also agrees to serve, if elected, as an officer or director of any subsidiary or affiliate of the Bank and in such capacity carry out such duties and responsibilities reasonably appropriate to that office. The Executive shall also be appointed as a member of the Bancorp Board, subject to election by the shareholders, and be appointed as a member of the Board of Directors of the Bank. 3.2 No Restrictions. You represent and warrant to Eagle that you are not subject to any legal obligations or restrictions that would prevent or limit your entering into this Agreement and performing your responsibilities hereunder. 3.3 Start Date. Your start date will be July 6, 2026 (the “Start Date”). 3.4 Place of Performance. Your primary place of employment will be at Eagle’s corporate headquarters at 7500 Old Georgetown Road, Bethesda, Maryland 20814, and you agree to relocate to Maryland no later than December 31, 2026. 4. Duties of Executive. 4.1 Nature and Substance. During the Term, you will provide such services and perform such duties, functions, and assignments as are normally incident to the position of President and Chief Executive Officer of the Bank and Bancorp, and such additional functions and services as the Bancorp Board may from time to time direct. You will report directly to the Bancorp Board. During the Term, you agree to devote your full business time and attention to the performance of your duties and responsibilities under this Agreement, and will use your best efforts and discharge your duties to the best of your ability for and on behalf of the Bank Entities and toward their successful operation, and you will take no action that conflicts with or is adverse to the interests of the Bank Entities. Notwithstanding the foregoing, subject to Executive providing notice and receiving the prior approval of the Chief Ethics Officer of Eagle, Executive may serve as a member of the board of directors or trustees of not-for profit community and charitable organizations, provided that in each case such service shall not materially interfere with the performance of his duties under this Agreement, adversely affect the reputation of the Bank or Bancorp (as determined by the Bancorp Board), or present any conflict of interest. 4.2 Compliance with Law. You will comply with all laws, statutes, ordinances, rules and regulations relating to your employment and duties. 4.3 Company Policies. You will comply with and agree to be bound by the policies of the Bank Entities as in effect from time to time, including (without limitation) policies regarding ethics, personal conduct, stock ownership, securities trading, clawback and hedging and pledging of securities.

-4- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 5. Compensation; Benefits. As full compensation for all services rendered pursuant to this Agreement and the covenants contained herein, Eagle will pay to you the following: 5.1 Salary. During the Term, you will be paid a salary (“Salary”) of $1,050,000 on an annualized basis. Eagle will pay your Salary in equal installments in accordance with Eagle’s regular payroll periods as may be set by Eagle from time to time. Your Salary may be increased from time to time, in the discretion of the Compensation Committee. However, your Salary may not be decreased without your consent other than as part of an across-the-board salary reduction that applies in the same manner to all senior executives of Bancorp. 5.2 Vacation and Leave. You will be entitled to such vacation and leave as may be provided for under the current and future leave and vacation policies of Eagle for executives. 5.3 Car Allowance. Eagle will pay you an annual car allowance of $19,200, in accordance with Eagle’s regular payroll periods as may be set by Eagle from time to time. 5.4 Life Insurance. 5.4.1 You may obtain a term life insurance policy (the “Policy”) on yourself in the amount of $750,000, the particular product and carrier to be chosen by you in your discretion. You will have the right to designate the beneficiary of the Policy. If the Policy is obtained, you will provide Eagle with a copy of the Policy, and Eagle will reimburse you, during the Term, the premiums for the Policy upon submission by you to Eagle of the invoices therefor, provided that such reimbursement shall be made as soon as administratively practicable and before the end of the calendar year following the year in which such expense was incurred. In the event you are rated and the premium exceeds the standard rate for a $750,000 policy, the Policy amount shall be lowered to the maximum amount that can be purchased at the standard rate for a $750,000 policy. For example, if you are rated and the standard rate for a $750,000 policy would acquire a $500,000 policy, Eagle would only be required to pay the premium for a $500,000 policy. If a Policy is obtained and it is cancelled or terminated, you will immediately notify Eagle of such cancellation or termination. 5.4.2 Eagle may, at its cost, obtain and maintain “key-man” life insurance and/or Bank-owned life insurance on you in such amount as determined by Eagle from time to time. You agree to cooperate fully and to take all actions reasonably required by Eagle in connection with such insurance. 5.5 Expenses. Eagle shall, promptly upon presentation of proper expense reports therefor, pay or reimburse you, in accordance with the policies and procedures established from time to time by Eagle for its officers, for all reasonable and customary travel (other than local use of an automobile for which you are being provided the car allowance) and other out-of-pocket expenses incurred by you in the performance of your duties and responsibilities under this Agreement and promoting the business of Eagle, including approved membership fees, dues and the cost of attending business related seminars, meetings and conventions and such reimbursements shall be paid as soon as administratively practicable and no later than March 15th of the year following the year in which the expenses are incurred. For the avoidance of doubt, commuting expenses are not covered by this Section 5.5. In addition, Eagle shall reimburse

-5- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 Executive for the legal fees incurred by Executive in connection with the negotiation and preparation of this Agreement, not to exceed $25,000, and payment will be made to Executive within fifteen (15) days of Executive’s submission of applicable invoices. 5.6 Benefits. You will be entitled to participate in Eagle benefit plans as in effect from time to time that are generally available to other similarly situated employees, subject to applicable eligibility requirements. 5.7 Incentive Compensation. 5.7.1 You will be eligible to participate in incentive bonus plans maintained by the Bank Entities from time to time, at the discretion of the Compensation Committee. 5.7.2 You will be eligible to participate in the Senior Executive Incentive Plan (the “SEIP”) for the 2026 performance year, with a target bonus opportunity equal to 100% of your Salary (your “2026 Target Bonus”). You will be eligible to participate in the SEIP (or applicable successor plan maintained by Eagle) on an annual basis, with a target bonus opportunity at least equal to 100% of your Salary as of the grant date, commencing with the 2027 performance year, subject to the terms and conditions as shall be determined by the Compensation Committee. 5.8 Equity Compensation. 5.8.1 You will be eligible to receive awards under the Eagle Bancorp, Inc. 2025 Equity Incentive Plan (or any successor plan) (the “Stock Plan”) on an annual basis commencing with the 2027 long-term incentive grant cycle, subject to terms and conditions as shall be determined by the Compensation Committee or such other committee as is then administering the Stock Plan and as set forth in a grant award agreement. Under Bancorp’s long- term incentive plan, for the 2027 long-term incentive grant cycle, your target long-term incentive opportunity will be 150% of your Salary (the “2027 LTI Target”). Any awards will be subject to the terms of the Stock Plan, applicable award agreements and this Agreement. 5.8.2 Provided you are actively employed with Eagle as of such date, on the tenth (10th) day of the first month following the Start Date (the “Grant Date”), you will receive sign-on equity awards for the 2026 long-term incentive grant cycle with a target grant date fair market value equal to $1,200,000, comprising 60% performance-based restricted stock units (“PSUs”), 20% restricted stock units (“RSUs”) and 20% non-qualified stock options (“NQSOs”) (collectively, the “Inducement Awards”). The target grant amount will be converted into the applicable number of awards using Eagle’s standard calculation methodology. The PSUs will be earned based on the January 1, 2026 – December 31, 2028 performance period based on equally weighted metrics tied to relative total shareholder return and earnings per share growth. The RSUs and NQSOs will vest in three equal annual installments commencing on the first anniversary of the Grant Date. The awards will be issued as an inducement grant under Nasdaq listing rules (and subject to the terms of the Stock Plan as though granted thereunder) and will be subject to Bancorp’s standard award agreement terms applicable to 2026 long-term incentive grants and this Agreement; provided that such award agreement terms will provide that upon a Qualifying Termination (as defined in Section 7.4.1 below), you will continue to vest in any unvested

-6- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 Inducement Awards (with any PSUs subject to actual performance), provided that you comply with the Release Requirement (as defined below). 5.8.3 In order to make you whole for certain forfeited compensation from your prior role, provided you are actively employed with Eagle as of such date, on the Grant Date, you will also receive sign-on equity awards with a target grant date fair market value equal to $2,000,000, comprising $1,150,000 in RSUs and $850,000 in NQSOs (the “Make Whole Awards”). The target grant amounts will be converted into the applicable number of awards using Eagle’s standard calculation methodology. The RSUs and NQSOs will each vest in four equal annual installments commencing on the first anniversary of the Grant Date. The awards will be issued as an inducement grant under Nasdaq listing rules (and subject to the terms of the Stock Plan as though granted thereunder) and will be subject to Bancorp’s standard RSU and NQSO award agreement terms (using the vesting schedules set forth above); provided that such award agreement terms will provide that upon a Qualifying Termination, you will continue to vest in any unvested Make Whole Awards, provided that you comply with the Release Requirement. 5.9 Sign-On Bonus. You will receive a one-time sign-on bonus in a gross amount of $250,000, less required withholdings (the “Sign-On Bonus”). The Sign-On Bonus will be paid in equal installments on the first two regularly scheduled payroll dates following the Start Date; provided, however, that if you terminate your employment for any reason other than death, Disability or Good Reason: (a) Within forty-five (45) days of the Start Date, you will be disqualified from receiving the Sign-On Bonus, and, if any portion of the Sign-On Bonus has already been paid, you will be required to repay the entire Sign-On Bonus subject to Section 5.9(c); or (b) Within twelve (12) months but more than forty-five (45) days of the Start Date, you will be required to repay a pro rata amount for any months you did not or will not work, including any partial months of work which will be considered a month of non-service, during the initial twelve-month period of employment (i.e., you will repay 8.33% (1/12) of the entire Sign-On Bonus, subject to Section 5.9(c), of the Sign-On Bonus for each month of non-service during the twelve-month period). (c) The amount of the Sign-On Bonus to be repaid in accordance with Section 5.9(a) or 5.9(b) will be based on (i) the net after-tax amount received by you if repayment occurs in the year the Sign-On Bonus was paid to you, or (ii) the entire gross amount if the repayment occurs in a subsequent year. 5.10 Inducement Awards. Bancorp shall cause the Inducement Awards and Make-Whole Awards to be registered under the Securities Act of 1933, pursuant to a registration statement on Form S-8 (or other appropriate form) and, if required by applicable law, registered or qualified under applicable state law as soon as practicable following the date of grant, and Bancorp shall take all actions required to maintain the effectiveness of such registration statement until all common stock that may be issued, sold or delivered to Executive has been so issued, sold and/or delivered or Bancorp’s obligations have lapsed.

-7- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 6. Conditions Subsequent to Continued Operation and Effect of Agreement. 6.1 Regulatory Requirement. Notwithstanding anything herein contained to the contrary, any payments to Executive by Eagle, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359. 7. Termination of Employment. Your employment may be terminated as provided below in this Section 7. 7.1 Definition of Cause. For purposes of this Agreement, “Cause” means: (a) any act of theft, fraud, intentional misrepresentation of a material matter, personal dishonesty or breach of fiduciary duty or similar conduct by Executive with respect to any of the Bank Entities or the services to be rendered by Executive under this Agreement; (b) indictment of Executive for, or Executive’s conviction of or plea of nolo contendere at the trial court level to, a felony, or any crime of moral turpitude, or involving dishonesty, deception or breach of trust; (c) any of the conduct set forth in Section 7.1(c)(i) or Section 7.1(c)(ii) below on the part of Executive that has not been corrected or cured by Executive within thirty (30) days after having received written notice from the Bancorp Board describing such conduct (provided, however, that there shall be no requirement to provide Executive with notice and opportunity to cure more than two (2) times in any twelve (12) month period): (i) habitual absenteeism, or the failure by or the inability of Executive to devote full time and attention to the performance of Executive’s duties pursuant to this Agreement (other than by reason of Executive’s death or Disability or other reason protected by law); or (ii) intentional material failure by Executive to carry out the stated lawful and reasonable directions, instructions, policies, rules, regulations or decisions of the Bancorp Board which are consistent with Executive’s position; (d) any material breach by Executive of this Agreement (including but not limited to the provisions of Section 8 hereof or failure to relocate to Maryland by December 31, 2026); (e) the use of drugs by Executive to an extent which materially interferes with or prevents Executive from performing Executive’s duties under this Agreement; (f) Executive’s commission of unethical business practices, acts of moral turpitude, financial impropriety, fraud or dishonesty in any material matter which

-8- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 the Bancorp Board in good faith determines could adversely affect the reputation, standing or financial prospects of any of the Bank Entities; or (g) willful or intentional misconduct on the part of Executive that results, or that the Bancorp Board in good faith determines may result, in substantial injury to any of the Bank Entities. Notwithstanding the foregoing, Cause shall not be deemed to exist unless there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the independent members of the Bancorp Board at a meeting of the Bancorp Board called and held for the purpose (after reasonable notice to Executive and an opportunity for Executive to be heard before the Bancorp Board), finding that, in the good faith opinion of the Bancorp Board, Executive was guilty of conduct described above and specifying the particulars thereof. Notwithstanding the foregoing, if the Bancorp Board reasonably believes that facts exist that may justify a termination for Cause, the Bancorp Board retains the right to (i) immediately terminate Executive’s employment (without any obligation to pay or provide any benefits described in Section 5) and (ii) call the Bancorp Board meeting and comply with the other requirements described in the preceding sentence within ninety (90) days thereafter. Upon a finding of Cause, the Bancorp Board shall deliver to Executive a notice of termination. 7.2 Termination by Eagle for Cause. After the occurrence of any of the conditions specified in Section 7.1, Eagle shall have the right to terminate your employment for Cause on written notice to you, effective immediately. 7.3 Definition of Good Reason. For purposes of this Agreement, “Good Reason” means, without Executive’s prior written consent: (a) Executive is required to relocate Executive’s primary place of employment (as set forth in Section 3.4 hereof) to an office more than twenty-five (25) miles from the corporate offices in Bethesda, Maryland; (b) A material diminution in Executive’s title, responsibilities, authority, or duties; (c) The failure of the Bancorp Board to nominate or re-nominate Executive as a director of the Bancorp Board or the failure of the Bancorp Board to appoint or reappoint Executive to the Board of Directors of the Bank; (d) A reduction of 5% in Executive’s annual Salary and/or minimum target annual bonus opportunity as set forth in Section 5.7.2 (except for, in each case, any reduction that is part of a one-time reduction in pay by the Bank or Bancorp as part of a good faith, overall reduction in the same proportion to all senior executives); and/or (e) A material breach of this Agreement by Eagle. Executive shall notify Eagle within ninety (90) days of the existence of any condition

-9- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 giving rise to a potential Good Reason termination and Eagle shall have a period of thirty (30) days to cure such condition, if curable. If Executive’s employment is terminated for Good Reason, Executive’s last day of employment shall be not more than sixty (60) days after such notice is given by Executive. 7.4 Termination by Eagle without Cause or Executive for Good Reason. Eagle shall have the right to terminate your employment at any time on written notice without Cause, for any or no reason, such termination to be effective on the date on which Eagle gives such notice to you or such later date as may be specified in such notice. You shall have the right to terminate your employment for Good Reason as set forth in Section 7.3 herein. 7.4.1 Payment Upon Termination by Eagle without Cause or Executive for Good Reason. If your employment is terminated by Eagle without Cause or by you for Good Reason (in each case other than a Change in Control Termination) (a “Qualifying Termination”), you will be entitled to an amount equal to two times the sum of (a) your Salary at the rate being paid as of the Termination Date, plus (b) (i) your annual incentive cash bonus(es) paid in the most recent twelve (12) months, if any (excluding, for the avoidance of doubt, the Sign-On Bonus) or (ii) if the Termination Date is prior to the scheduled payment date of the 2026 incentive cash bonus pursuant to the SEIP (on or about February 15, 2027), your 2026 Target Bonus, payable in twelve (12) equal monthly installments commencing within sixty (60) days after the Termination Date; provided that you sign and deliver to Eagle no later than twenty-one (21) days (forty-five (45) days if deemed a “group termination” under the Older Workers Benefit Protection Act) after the Release Provision Date (as defined below) a release of claims in substantially the form typically used by Bancorp in connection with severance pay (modified to reflect the terms of this Agreement) and such release becomes irrevocable in accordance with its terms (the “Release Requirement”). 7.4.2 Healthcare Benefit Payment Upon Termination by Eagle without Cause or Executive for Good Reason. Upon a Qualifying Termination, you will receive a lump sum cash payment within sixty (60) days after the Termination Date equal to twenty-four (24) times your full total monthly premium of COBRA payments for continuation of your Healthcare Coverage, provided that you comply with the Release Requirement. 7.4.3 Failure to Sign General Release. If the Release Requirement is not timely fulfilled, you will have no rights to any payments in connection with a Qualifying Termination or Change in Control Termination under this Agreement, provided that Eagle provides you with a release of claims no later than five (5) days following the Qualifying Termination (the “Release Provision Date”). For purposes of clarity, upon a Qualifying Termination, the Executive is also entitled to continued vesting of equity awards in Section 5.8.2 (Inducement Awards) and Section 5.8.3 (Make Whole Awards) subject to compliance with the Release Requirement. 7.4.4 Payment Timing. If the period in which you may consider executing the release begins in one calendar year and ends in the following calendar year, the date on which payments will commence under this Section 7.4 shall be no earlier than the first day of the second calendar year within such period. Once the Release Requirement is timely fulfilled, and subject to the immediately preceding sentence, the first installment payment shall include all amounts that would otherwise have been paid to you during the period beginning on the Termination Date and

-10- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 ending on the first payment date if no delay had been imposed. Notwithstanding the foregoing, payments hereunder shall be subject to any required delay under Section 10.2. 7.4.5 Cessation of Payments in Certain Circumstances. (a) In the event you breach any provision of Section 8 hereof, your entitlement to any payments payable pursuant to this Section 7.4.1 and Section 7.4.2, if and to the extent not yet paid, shall thereupon immediately cease and terminate as of the date of such breach. (b) If your termination was initially not for Cause but Eagle thereafter determines in good faith that, during the Term, you engaged in conduct that would have constituted Cause, your entitlement to any further payments pursuant to this Section 7.4 shall terminate, provided that any release previously executed in accordance with the Release Requirement will not be read to preclude you from challenging such Cause determination. (c) The cessation of future payments under Section 7.4.5(a) herein shall not (x) relieve you from your obligations under the restrictive covenants contained in Section 8 hereof or (y) limit other remedies the Bank Entities may have, in law or in equity. 7.5 Termination for Death or Disability. Your employment shall automatically terminate upon your death or upon the Bancorp Board’s good faith determination that you are suffering from a Disability that cannot be reasonably accommodated as required by the Americans with Disabilities Act or other applicable law. 7.6 Termination by Executive. You shall have the right to terminate your employment at any time, such termination to be effective on the date one hundred twenty (120) days after the date on which you give such notice to Eagle unless you and Eagle agree in writing to a later date on which such termination is to be effective (the “Notice Period”). After receiving notice of termination, Eagle may require you to devote your good faith energies to transitioning your duties to your successor and to otherwise helping to minimize the adverse impact of your resignation upon the operations of the Bank Entities. If you fail or refuse to fully cooperate with such transition, Eagle may immediately terminate your employment and such termination shall not be treated as a termination by Eagle without Cause. At any time during the Notice Period, Eagle may elect to relieve you of some or all of your duties, responsibilities, privileges and positions for the remainder of the Notice Period, in its sole discretion and any such reduction shall not give you any right to terminate employment for Good Reason. 7.7 Pre-Termination Salary and Expenses. Without regard to the reason for, or the timing of, the termination of your employment hereunder: (a) Eagle shall pay you any unpaid portion of your Salary due for the period prior to the Termination Date; and (b) following your submission of proper expense reports, Eagle shall reimburse you for all expenses incurred prior to the Termination Date and subject to reimbursement pursuant to Section 5.5 hereof. These payments shall be made promptly upon termination and within the period of time mandated by law.

-11- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 7.8 Termination in Connection with Change in Control. Section 9.2 sets out provisions applicable to certain circumstances in which your employment may be terminated in connection with a Change in Control. 7.9 Effect on Status as a Director and Other Roles. In the event of your termination of employment under this Agreement for any reason, you will be deemed to resign from all director, officer or other roles with any of the Bank Entities. 8. Restrictive Covenants. 8.1 Confidential Information. During employment, you will have access to and become familiar with various non-public confidential and proprietary information of the Bank Entities and/or relating to the business of the Bank Entities (“Confidential Information”), including, but not limited to: business plans; operating results; financial statements and financial information; contracts; mailing lists; purchasing information; customer data (including lists, names and requirements); feasibility studies; personnel related information (including compensation, compensation plans and staffing plans); internal working documents and communications; and other materials related to the businesses or activities of the Bank Entities which is made available only to employees with a need to know or which is not generally made available to the public. Failure to mark any Confidential Information as confidential, proprietary or protected information shall not affect its status as part of the Confidential Information subject to the terms of this Agreement. You further acknowledge that in the course of employment with Eagle, you will become familiar with and involved in all aspects of the business and operations of the Bank Entities, as well as with confidential information of or about third parties having business dealings with the Bank Entities, including without limitation customers and prospective customers, suppliers, business partners and affiliates of the Bank Entities. You further acknowledge that your services will be of special, unique and extraordinary value to Eagle. 8.2 Nondisclosure. You hereby covenant and agree that you shall not, directly or indirectly, disclose or use, or authorize any Person to disclose or use, any Confidential Information (whether or not any of the Confidential Information is novel or known by any other Person); provided, however, that this restriction shall not apply to the use or disclosure of Confidential Information: (i) to any governmental entity to the extent required by law, (ii) which is or becomes publicly known and available through no wrongful act of you or any Person acting on behalf of or in concert with you, (iii) in connection with the proper and lawful performance of your duties for the Bank Entities, or (iv) as described in Section 8.2.1 below. The restrictions set forth above in this Section 8.2 shall apply during your employment and for the longer of five (5) years following the cessation thereof or for however long the Confidential Information is a trade secret protected from use or disclosure by the Maryland Uniform Trade Secrets Act or is otherwise protected from use or disclosure by any other federal or state law, including bank privacy laws. 8.2.1 No provision of this Agreement, including but not limited to Section 8.2 and Section 8.9 hereof, shall be interpreted, construed, asserted or enforced by the Bank Entities to (i) prohibit you from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation,

-12- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 or (ii) require notification or prior approval by the Bank Entities of any such report; provided that, you are not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege. Further, nothing contained in this Agreement, or any release and waiver delivered in connection with this Agreement, shall be interpreted, construed, asserted or enforced by the Bank Entities to prohibit or disqualify you from being awarded, receiving and/or enjoying the benefit of, any award, reward, emolument or payment, or other relief of any kind whatsoever, from any agency, which is provided based upon your provision of information to any such agency as a whistleblower under applicable law or regulation. The Bank Entities hereby waive any right to assert or enforce the provisions of this Agreement in a manner which would impede any whistleblower activity in accordance with applicable law or regulation. Furthermore, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal. 8.3 Documents. All files, papers, records, documents, compilations, summaries, lists, reports, notes, databases, tapes, sketches, drawings, memoranda, and similar items (collectively, “Documents”), whether prepared by you, or otherwise provided to or coming into your possession, that contain any Confidential or proprietary information about or pertaining or relating to the Bank Entities (the “Bank Information”) shall at all times remain the exclusive property of the Bank Entities. Promptly after a request by Eagle or automatically after your cessation of employment, you shall take reasonable efforts to (i) return to Eagle all Documents in any tangible form (whether originals, copies or reproductions) and all computer disks or other media containing or embodying any Document or Bank Information and (ii) purge and destroy all Documents and Bank Information in any intangible form (including computerized, digital or other electronic format), subject to applicable legal holds, and you shall not retain in any form any such Document or any summary, compilation, synopsis or abstract of any Document or Bank Information. 8.4 Restrictions on Competition, Solicitation, and Interference During Employment. You agree that during the course of your employment, you shall not, in any capacity, take any action to compete with the Bank Entities, and shall not: (i) perform services that compete with the Bank Entities for any bank, bank holding company, or any other financial institution that provides products or services that are the same as or substantially similar to, and competitive with, those products or services provided by the Bank Entities; (ii) solicit, divert from the Bank Entities, or transact business with any customer of any of the Bank Entities, for the purpose of providing products or services that are the same as or substantially similar to, and competitive with, those provided by the Bank Entities; (iii) hire, assist others in hiring, or solicit for hire any employee of any of the Bank Entities, or encourage any such employee to terminate employment with any of the Bank Entities; or (iv) induce or attempt to induce any supplier, contractor, agent, representative or any other Person that has a business relationship with any of the Bank Entities to discontinue, terminate, or reduce, the extent of such Person’s relationship with any Bank Entity, or to take any action that would disrupt or otherwise damage such relationship. 8.5 Non-Competition.

-13- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 8.5.1 You hereby acknowledge and agree that, during the course of employment, in addition to your access to Confidential Information, you will become familiar with and involved in all aspects of the business and operations of the Bank Entities. You hereby covenant and agree that during the Term until one (1) year after the Termination Date, except as otherwise provided in Section 10.1 with respect to a termination of employment on or following a Change in Control (the “Restricted Period”), you will not at any time (except for services performed for or on behalf of the Bank Entities), directly or indirectly, in any capacity (whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, manager, member, employee, contractor, consultant or otherwise) own, manage, participate in the control of, engage in employment with or otherwise provide services to any financial services enterprise (including but not limited to a savings and loan association, bank, credit union or insurance company) engaged in the business of offering retail customer and commercial deposit and/or loan products. The restrictions set forth in this Section 8.5.1 shall apply only within a fifty (50) mile radius of the headquarters of the Bank Entities (or any headquarters of a successor), and within fifty (50) miles of any branch office of the Bank Entities (or any successor as to Maryland, District of Columbia and Virginia branches only), as such are located as of the date your employment ceases (“Restricted Territory”). 8.5.2 You hereby covenant and agree that during the Restricted Period, you will not, within the Restricted Territory, directly or indirectly, in any capacity (whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, manager, member, employee, contractor, consultant or otherwise), sell or offer for sale to any Person any products or services that are the same as or substantially similar to, and competitive with, any of the products or services provided by any of the Bank Entities at the time your employment ceases. 8.5.3 Notwithstanding any provision hereof to the contrary, this Section 8.5 does not restrict your right to own securities of any Entity that files periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; provided that your total ownership constitutes less than two percent (2%) of the outstanding securities of such company and that such ownership does not violate: (i) the Code of Conduct or any other policy of the Bank Entities, including any policy related to inside information; (ii) any applicable securities law; or (iii) any applicable standstill or other similar contractual obligation of the Bank Entities. 8.6 Non-Interference. Executive hereby covenants and agrees that during the Restricted Period, Executive will not, directly or indirectly, for himself or any other Person (whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, member, manager, employee, contractor, consultant or any other capacity): (a) induce or attempt to induce any customer, supplier, officer, director, employee, contractor, consultant, agent or representative of, or any other Person that has a business relationship with, any Bank Entity, to discontinue, terminate or reduce the extent of its relationship with any Bank Entity or to take any action that would disrupt or otherwise damage any such relationship; (b) solicit any customer of any of the Bank Entities for the purpose of providing any Competitive Products or Services to such customer (other than solicitation

-14- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 to the general public that is not disproportionately directed at customers of any Bank Entity); or (c) solicit any employee of any of the Bank Entities to commence employment with, become a consultant or independent contractor to or otherwise provide services for the benefit of any other Competitive Business. In applying this Section 8.6: (i) The term “customer” shall be deemed to include, at any time, any Person to which any of the Bank Entities had, during the six (6) month period immediately prior to such time, (A) sold any products or provided any services or (B) submitted, or been in the process of submitting or negotiating, a proposal for the sale of any product or the provision of any services; (ii) The term “supplier” shall be deemed to include, at any time, any Person which, during the six (6) month period immediately prior to such time, (A) had sold any products or services to any of the Bank Entities or (B) had submitted to any of the Bank Entities a proposal for the sale of any products or services; (iii) For purposes of clause (c), the term “employee” shall be deemed to include, at any time, any Person who was employed by any of the Bank Entities within the prior six (6) month period (thereby prohibiting Executive from soliciting any Person who had been employed by any of the Bank Entities until six (6) months after the date on which such Person ceased to be so employed); and (iv) If during the Restricted Period any employee of any of the Bank Entities accepts employment with or is otherwise retained by any Competitive Business of which Executive is an owner, director, officer, manager, member, employee, partner or employee, or to which Executive provides material services, it shall be presumed that such employee was hired in violation of the restriction set forth in clause (c) of this Section 8.6, with such presumption to be overcome only upon Executive’s showing by a preponderance of the evidence that Executive was not directly or indirectly involved in the hiring, soliciting or encouraging such employee to leave employment with the Bank Entities. 8.7 Injunction. You understand and agree that money damages may not be a sufficient remedy for a breach by you of the provisions of Section 8 and that in the event of any breach or threatened or attempted breach of any provision of Section 8 by you, the Bank Entities shall, in addition to and not to the exclusion of any other rights and remedies at law or in equity, be entitled to seek and receive from a court of competent jurisdiction, and in accordance with Section 12 below, (i) full temporary and permanent injunctive relief enjoining and restraining you and each and every other Person concerned therein from the continuation of such violative acts and (ii) a decree for specific performance of the applicable provisions of this Agreement, without being required to furnish any bond or other security. In the event of any litigation brought by either

-15- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 party to enforce rights under this Agreement, the prevailing party shall recover from the other party its reasonable attorneys’ fees and costs incurred in connection with such litigation. 8.8 Reasonableness. 8.8.1 You have carefully read and considered the provisions of this Agreement and, having done so, acknowledge that you fully understand them, that you have had an opportunity to consult with counsel of your own choosing regarding the meaning and effect of such provisions, at your election, and you acknowledge and agree that the restrictions and agreements set forth in this Agreement are fair and reasonable and are reasonably required for the protection of the interests of the Bank Entities and their respective businesses, shareholders, directors, officers and employees. You further acknowledge that you have sufficient assets and skills to earn a reasonable and satisfactory livelihood, and that the restrictions set forth in this Agreement will not unreasonably restrain your ability to earn a livelihood. You acknowledge and agree that the Confidential Information would provide significant value and unfair competitive advantages to any competitor on a nationwide basis and that a more limited duration or narrower geographic scope to the covenant would not sufficiently protect the Bank Entities’ legitimate business interest in preserving the Confidential Information to which you will have access, given the national nature of financial services and the ability of other persons and entities to engage in competition with the Bank Entities through electronic communications. 8.9 Additional Obligations. 8.9.1 Mutual Non-disparagement. You shall not during or after your employment disparage any officers, directors, employees, business, products, or services of the Bank Entities, except when compelled to do so in connection with a government investigation or judicial proceeding, or as otherwise may be required by law. The Bank Entities shall direct its directors and executive officers to not during or after your employment disparage you, except when compelled to do so in connection with a government investigation or judicial proceeding, or as otherwise may be required or protected by law. For the avoidance of doubt, nothing in this Section 8.9.1 shall be construed so as to impede you from making disclosures that are permitted under Section 8.2.1 herein. 8.9.2 Cooperation. During and after your employment, you shall fully cooperate with the reasonable requests of the Bank Entities, including providing information, with regard to any matter that you have knowledge of as a result of your employment or prior employment with the Bank Entities. You further agree to comply with any reasonable request by the Bank Entities to assist in relation to any investigation into any actual or potential irregularities, including without limitation assisting with any threatened or actual litigation concerning the Bank Entities, giving statements/affidavits, meeting with legal and/or other professional advisors, and attending any legal hearing and giving evidence; provided that the Bank Entities shall reimburse you for any reasonable out-of-pocket expenses properly incurred by you in giving such assistance. Subject to Section 8.2.1, you agree to notify Eagle immediately if you are contacted by any third parties for information or assistance with any matter concerning the Bank Entities and agree to co- operate with the Bank Entities with regard to responding to such requests.

-16- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 8.9.3 Judicial Modification. If any court of competent jurisdiction should determine that the duration, geographical area or scope of any provision or restriction set forth in Section 8 exceeds the maximum duration, geographic area or scope that is reasonable and enforceable under applicable law, the parties agree that said provision shall automatically be modified and shall be deemed to extend only over the maximum duration, geographical area and/or scope as to which such provision or restriction said court determines to be valid and enforceable under applicable law, which determination the parties direct the court to make, and the parties agree to be bound by, such modified provision or restriction. 9. Change in Control. 9.1 Definition. “Change in Control” means and shall be deemed to have occurred if: (a) there shall be consummated (i) any consolidation, merger, share exchange, or similar transaction relating to Eagle, or pursuant to which shares of Eagle’s capital stock are converted into cash, securities of another Entity and/or other property, other than a transaction in which the holders of Eagle’s voting stock immediately before such transaction shall, upon consummation of such transaction, own at least fifty percent (50%) of the voting power of the surviving Entity, or (ii) any sale of all or substantially all of the assets of Eagle, other than a transfer of assets to a related Person which is not treated as a change in control event under § 1.409A-3(i)(5)(vii)(B) of the U.S. Treasury Regulations; (b) any person, entity or group (each within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become the beneficial owner (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of Eagle representing more than fifty percent (50%) of the voting power of all outstanding securities of Eagle entitled to vote generally in the election of directors of Eagle (including, without limitation, any securities of Eagle that any such Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, which shall be deemed beneficially owned by such Person); or (c) over a twelve (12) month period, a majority of the members of the Bancorp Board are replaced by directors whose appointment or election was not endorsed by a majority of the members of the Bancorp Board in office prior to such appointment or election. (d) Notwithstanding the foregoing, if the event purportedly constituting a Change in Control under Section 9.1(a), Section 9.1(b), or Section 9.1(c) does not also constitute a “change in ownership,” a “change in effective control,” or a “change in the ownership of a substantial portion of the assets” of Eagle within the meaning of Section 409A, then such event shall not constitute a “Change in Control” hereunder. 9.2 Change in Control Termination. For purposes of this Agreement, a “Change in Control Termination” means that while this Agreement is in effect:

-17- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 (a) Executive’s employment with Eagle is terminated by Eagle without Cause within twelve (12) months following consummation of a Change in Control; or (b) Executive’s employment with Eagle is terminated by Executive for Good Reason within twelve (12) months following consummation of a Change in Control. 9.3 Change in Control Payment. If there is a Change in Control Termination, then subject to your fulfillment of the Release Requirement, you will receive a lump sum cash payment within sixty (60) days after the Termination Date, equal to: 9.3.1 2.99 times the sum of (a) your Salary at the highest rate in effect during the twelve (12) month period immediately preceding the Termination Date plus (b) (i) your annual incentive cash bonus(es) paid in the most recent twelve (12) months, if any (excluding, for the avoidance of doubt, the Sign-On Bonus) or (ii) if the Termination Date is prior to the scheduled payment date of the 2026 incentive cash bonus pursuant to the SEIP (on or about February 15, 2027), your 2026 Target Bonus; and 9.3.2 Thirty-six (36) times your full total monthly COBRA premiums for continuation of your Healthcare Coverage. 9.3.3 Notwithstanding anything to the contrary in this Section 9.3, any payment pursuant to this Section 9.3 shall be subject to (i) any delay in payment required by Section 10.2 hereof and (ii) any reduction required pursuant to Section 10.1 hereof, as applicable. 10. Compliance with Certain Restrictions. 10.1 Section 280G. 10.1.1 If Executive’s employment is terminated on or following a Change in Control, the non-competition and non-interference restrictions set forth in Section 8 of this Agreement shall apply for the period of time mutually agreed to by Executive and Eagle, provided that in no event shall the time period be less than one year or more than two years. Eagle and Executive hereby recognize that: (i) the non-competition restriction and non-interference restriction under Section 8 have value, and (ii) the value is intended to be recognized in any calculations Eagle and Executive perform with respect to determining the affect, if any, of the parachute payment provisions of Section 280G of the Code (“Section 280G”), by allocating a portion of any payments, benefits or distributions in the nature of compensation (within the meaning of Section 280G(b)(2)), including the payments under Section 9.3 of this Agreement, to the fair value of the non-competition restriction and non-interference restriction under Section 8 of this Agreement (the “Appraised Value”). Eagle, at Eagle’s expense, shall obtain an independent appraisal to determine the Appraised Value after entering into an agreement, that if completed, would constitute a Change in Control as defined in Section 9. The parties intend that the Appraised Value be considered reasonable compensation for post-change in control services within the meaning of Q&A-40 of the regulations promulgated under Section 280G; and accordingly, the value of any aggregate parachute payments, as defined in Section 280G and for the purpose of determining the extent to which Section 280G applies, be reduced by the Appraised Value.

-18- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 10.1.2 After taking into account the Appraised Value, as applicable, if any payment or distribution by the Bank Entities to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement or the lapse or termination of any restriction on or the vesting or exercisability of any payment or benefit (each a “280G Payment”), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law (such tax or taxes are hereafter collectively referred to as the “Excise Tax”), then the aggregate amount of 280G Payments payable to Executive shall be reduced to the aggregate amount of 280G Payments that may be made to Executive without incurring an excise tax (the “Safe-Harbor Amount”) in accordance with the immediately following sentence; provided that such reduction shall only be imposed if the aggregate after-tax value of the 280G Payments retained by Executive (after giving effect to such reduction) is equal to or greater than the aggregate after-tax value (after giving effect to the Excise Tax) of the 280G Payments to Executive without any such reduction. Any such reduction shall be made in the following order: first, by reduction of cash payments; second, by cancellation of accelerated vesting of equity awards; and third, by reduction of other benefits payable to Executive, in each case, in reverse chronological order, beginning with payments or benefits that are to be paid latest. 10.1.3 All determinations required to be made under this Section 10.1 shall be made by a nationally recognized firm with appropriate expertise (the “Firm”), selected by Eagle. Such determinations shall be final and binding on all of the parties hereto. The Bank Entities shall be responsible for all fees and expenses incurred by the Firm under this Section 10.1. Eagle and Executive shall provide the Firm with all information or documents it reasonably requests. If it is determined that any of the 280G Payments should be reduced as a result of the Section 280G calculations performed by the Firm, Eagle shall promptly give (or cause the Firm to give) Executive notice to that effect (and a copy of the detailed calculations thereof). All determinations made under this Section 10.1 shall be made as soon as reasonably practicable and in no event later than ten (10) days prior to the date of termination. 10.2 Section 409A. 10.2.1 It is the intention of the parties hereto that this Agreement and the payments provided for hereunder shall be exempt from or comply with Section 409A, and thus avoid the imposition of any tax and interest on Executive pursuant to Section 409A, and this Agreement shall be interpreted and construed consistent with this intent. Executive acknowledges and agrees that Executive shall be solely responsible for the payment of any tax or penalty which may be imposed or to which Executive may become subject as a result of the payment of any amounts under this Agreement. 10.2.2 Any payments hereunder to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A. For purposes of this Agreement, a “separation from service” shall have occurred if the Bank and Executive reasonably anticipate that either no further services will be performed by Executive after the date of termination (whether as an employee or as an independent contractor) or the level of further services performed will be less than 50 percent of the average level of bona fide services performed by Executive during the thirty-six (36) months immediately preceding the termination.

-19- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 For all purposes hereunder, the definition of separation from service shall be interpreted consistent with Treasury Regulation Section 1.409A-1(h)(ii). 10.2.3 Notwithstanding any provision of this Agreement to the contrary, if Executive is a “specified employee” at the time of Executive’s separation from service, any payment of “nonqualified deferred compensation” (defined in accordance with Section 409A) on account of Executive’s separation from service that is otherwise to be paid to Executive within six (6) months following Executive’s separation from service (whether pursuant to this Agreement or any other arrangement between Executive and the Bank Entities), shall, to the extent that such payment would otherwise be subject to interest and additional tax under Section 409A, be delayed and shall be paid on the first business day of the seventh calendar month following Executive’s separation from service, or, if earlier, upon Executive’s death. Any delay of payments pursuant to the foregoing sentence shall have no effect on any payments that are scheduled to be paid more than six (6) months after the date of separation from service. 10.2.4 If any of the payments hereunder are subject to the Release Requirement, and the period in which Executive may consider executing the release begins in one calendar year and ends in the following calendar year, the date on which such payments will be made shall be no earlier than the first day of the second calendar year within such period. 10.2.5 All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit. 10.2.6 For purposes of the application of Section 409A, each payment in a series of payments will be deemed a separate payment. 10.3 Withholding. The Bank Entities may withhold from any amounts payable under this Agreement, to the extent required, federal, state, local and foreign taxes. 11. Assignability. Executive shall have no right to assign this Agreement or any of Executive’s rights or obligations hereunder to another party or parties. The Bank or Bancorp may assign this Agreement to any of their Affiliates or to any Person that acquires a substantial portion of the operating assets of the Bank or Bancorp. Upon any such assignment, references in this Agreement to the Bank or Bancorp shall automatically be deemed to refer to such assignee instead of, or in addition to, the Bank or Bancorp, as appropriate in the context. 12. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts executed and to be performed therein, without giving effect to the choice of law rules thereof. Any action to enforce

-20- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 any provision of this Agreement may be brought only in a court of the State of Maryland within Montgomery County or in the United States District Court for the District of Maryland. Accordingly, each party (i) agrees to submit to the jurisdiction of such courts and to accept service of process at its address for notices and in the manner provided in Section 13 for the giving of notices in any such action or proceeding brought in any such court and (ii) irrevocably waives any objection to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient or inappropriate forum. 13. Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by e-mail or fax, by United States mail, certified or registered with return receipt requested, or by a nationally recognized overnight courier service, or otherwise actually delivered: (i) if to Executive, at the most recent address contained in Eagle’s personnel files; (ii) if to Eagle, to the attention of its Chairperson of the Bancorp Board, Chairperson of the Governance & Nominating Committee, and Chief Legal Officer at the address of its principal executive office; or (iii) or at such other address as may have been furnished by such person in writing to the other party. Any such notice, demand or communication shall be deemed given on the date given, if delivered in person, e-mailed or faxed, on the date received, if given by registered or certified mail, return receipt requested or by overnight delivery service, or three days after the date mailed, if otherwise given by first class mail, postage prepaid. 14. Entire Agreement. This Agreement contains all of the agreements and understandings between the parties hereto with respect to the employment of Executive by Eagle, and supersede all prior agreements, arrangements and understandings related to the subject matter hereof, including but not limited to any offer letters. No oral agreements or written correspondence shall be held to affect the provisions hereof. No representation, promise, inducement or statement of intention has been made by any of the parties that is not set forth in this Agreement, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. 15. Headings. The Section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. 16. Severability. Should any part of this Agreement for any reason be declared or held illegal, invalid or unenforceable, such provision or portion of such provision shall be deemed severed herefrom and such determination shall not affect the legality, validity or enforceability of any remaining portion or provision of this Agreement, which remaining portions and provisions shall remain in force and effect as if this Agreement has been executed with the illegal, invalid or unenforceable portion thereof eliminated. 17. Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified, changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the amendment, modification, change, waiver, discharge or termination is sought. The failure of any party at any time or times to require performance of any provision hereof shall not in any manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term, provision or covenant

-21- {Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term, provision or covenant contained in this Agreement. 18. Gender and Number. As used in this Agreement, the masculine, feminine and neuter gender, and the singular or plural number, shall each be deemed to include the other or others whenever the context so indicates. 19. Binding Effect. This Agreement is and shall be binding upon, and inures to the benefit of, the Bank and Bancorp, their successors and assigns, and Executive and Executive’s heirs, executors, administrators, and personal and legal representatives. 20. No Construction Against Any Party. This Agreement is the product of informed negotiation between Executive on the one hand, and the Bank and Bancorp on the other hand. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by all parties. The parties agree that none of them was in a superior bargaining position regarding the substantive terms of this Agreement. 21. Conditions of Employment. This Agreement and your employment hereunder is contingent upon approval by the Bancorp Board. 22. Counterparts. This Agreement may be executed in separate counterparts (including by facsimile, portable document format or other electronic signature), any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement. [Signatures on following page]

{Clients/2124/4899-2583-1080-v4} 4935-6574-7366 v.7 Highly Confidential IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of this 7th day of May 2026. EAGLEBANK By Name: James A. Soltesz, P.E. Title: Chairperson of the Board of Directors of the Bank EAGLE BANCORP, INC. By Name: James A. Soltesz, P.E. Title: Chairperson of the Bancorp Board EXECUTIVE Stephen R. Curley